SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 16, 2012

OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act      (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1)           On April 16, 2012, the shareholders of Otter Tail Corporation (the “Company”) approved an amendment to the 1999 Employee Stock Purchase Plan (the “Purchase Plan”), increasing the number of shares available under the Purchase Plan from 900,000 common shares to 1,400,000 common shares and making certain other changes to the terms of the Purchase Plan.  The 1999 Employee Stock Purchase Plan, As Amended (2012), is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

(2)           On April 16, 2012 the Compensation Committee of the Board of Directors of the Company approved the following changes to the vesting terms of the 2012 Restricted Stock Award Agreement for Executive Officers, 2012 Performance Award Agreement, and 2012 Restricted Stock Unit Award Agreement for awards issued under the Company’s 1999 Stock Incentive Plan:

(i)           The 2012 Restricted Stock Award Agreement for Executive Officers was changed to provide for the immediate, rather than continued, vesting of all unvested shares and the lapse of the restrictions with respect to all shares subject to an award in the event that the executive officer ceases to be employed by the Company due to disability, retirement or death.  In addition, the 2012 Restricted Stock Award Agreement for Executive Officers was changed to remove the references to termination for cause and termination for Good Reason in the vesting terms and to instead provide that the Executive Officer’s rights to all unvested shares will be immediately forfeited upon the Executive Officer’s termination other than for disability, retirement or death.

(ii)           The 2012 Performance Award Agreement was changed to limit the types of termination events pursuant to which an employee will be entitled to receive a payment of the target level amount of the performance award, to disability, retirement and death.  In addition, under the revised 2012 Performance Award Agreement, if an employee resigns for “Good Reason” or is terminated “Without Cause,” the employee will be entitled to receive a pro rata payment of the performance award based on the Company’s performance against the performance goal as of the termination date, instead of being entitled to receive the target level amount under the performance award.

(iii)           The 2012 Restricted Stock Unit Award Agreement was changed to provide for immediate, rather than continued, vesting in the event that the employee’s ceases to be employed by the Company due to disability, retirement or death.

The forms of these agreements are filed hereto as Exhibits 10.2, 10.3, and 10.4 respectively, and are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company held its Annual Shareholder Meeting on April 16, 2012.  A total of 36,104,395 shares of the Company’s common stock were entitled to vote as of February 15, 2012, the record date, of which 30,255,053 were voted in person or by proxy at the Annual Meeting.  The matters voted upon and approved by the Company’s shareholders were:

(1)	the election of three members to the Board of Directors;

(2)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012;

(3)	the amendment to add 500,000 shares to the 1999 Employee Stock Purchase Plan and to make certain other changes to the terms of the Plan.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Karen M. Bohn	18,821,251	1,056,684	10,377,118
Edward J. McIntyre	19,085,323	792,612	10,377,118
Joyce Nelson Schuette	18,999,279	878,656	10,377,118

All three directors were re-elected to serve three year terms expiring at the time of the 2015 Annual Shareholder Meeting.

Ratification of the Appointment of Deloitte & Touche LLP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,200,380	839,140	215,533	-

Approval of Employee Stock Purchase Plan Amendment:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,206,300	1,236,487	435,148	10,377,118

Item 9.01.     Financial Statement and Exhibits

(d)         Exhibits

10.1	1999 Employee Stock Purchase Plan, As Amended (2012)
10.2	Form of 2012 Restricted Stock Award Agreement for Executive Officers
10.3	Form of 2012 Performance Award Agreement
10.4	Form of 2012 Restricted Stock Unit Award Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: April 19, 2012

	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	1999 Employee Stock Purchase Plan, As Amended (2012)

10.2	Form of 2012 Restricted Stock Award Agreement for Executive Officers

10.3	Form of 2012 Performance Award Agreement

10.4	Form of 2012 Restricted Stock Unit Award Agreement

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